UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 14, 2007
CORN PRODUCTS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749

(Address of Principal Executive Offices)	(Zip Code)
(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Corn Products International, Inc. (the “Company”) is a party to a Revolving Credit Agreement (the “Credit Agreement”) made and entered into as of April 26, 2006, by and among the Company, Canada Starch Operating Company Inc., a company constituted under the federal laws of Canada (the “Canadian Borrower”), the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), Bank of Montreal, as Canadian Funding Agent, (the “Canadian Funding Agent”), as Canadian issuing bank (the “Canadian Issuing Bank”) and as Canadian swing line lender (the “Canadian Swing Line Lender”), and SunTrust Bank, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as US issuing bank (the “U.S. Issuing Bank”) and as US swing line lender (the “U.S. Swing Line Lender”). On May 14, 2007 the Company, the Canadian Borrower, the Lenders, the Canadian Funding Agent, the Canadian Issuing Bank, the Canadian Swing Line Lender, the Administrative Agent, the U.S. Issuing Bank and the U.S. Swing Line Lender entered into an Extension Letter amending the Credit Agreement to extend the maturity of the Revolving Credit Agreement from April 26, 2011 until April 26, 2012
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
4.4      Extension Letter dated May 14, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.
Date: May 17, 2007	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer

EXHIBIT INDEX
4.4      Extension Letter dated May 14, 2007